                                                                    Exhibit 12.1
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
                                           Three Fiscal Months
                                                 Ended                                Years Ended December 31,
                                      ----------------------------   ----------------------------------------------------------
                                       July 2, 1999  July 3, 1998   1998         1997         1996         1995         1994
                                      -------------- -------------   ------       ------       ------       ------       ------

 Income before income taxes
   and extraordinary item                $8,939         $ 4,949     $18,320      $12,230       $8,154       $4,395      $ (587)
 Interest expense                         6,024           5,814      11,703        5,556        4,829        4,231       6,017
 33% of lease expense                       874             809       1,397          910          627          425         384
                                         ------         -------     -------      -------       ------       ------      ------
                                         15,837          11,572      31,420       18,696       13,610        9,051       5,814
                                         ------         -------     -------      -------       ------       ------      ------
 Interest expense                         6,024           5,814      11,703        5,556        4,829        4,231       6,017
 33% of lease expense                       874             809       1,397          910          627          425         384
                                         ------         -------     -------      -------       ------       ------      ------
                                          6,898           6,623      13,100        6,466        5,456        4,656       6,401
                                         ------         -------     -------      -------       ------       ------      ------
 Fixed charge coverage ratio                2.3             1.8         2.4          2.9          2.5          1.9        0.9
                                         ======         =======     =======      =======       ======       ======      ======



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